SCHEDULE 14C(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[x] Preliminary information statement

GLOBAL BIOTECH CORP.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PRELIMINARY INFORMATION STATEMENT

DATED: October 3, 2013

GLOBAL BIOTECH CORP.

2711 Centreville Rd Suite 400

Wilmington, Delaware 19808

Tel:302-288-0658

INFORMATION STATEMENT

This information statement (the " Information Statement ") is furnished to the shareholders of Global Biotech Corp., a Delaware corporation (the "Company"), with respect to certain corporate actions of the Company.

The corporate actions involve three proposals (individually a "Proposal" and collectively the "Proposals"):

1. To elect the directors, each to serve until the next annual meeting of the Company's shareholders or until their successors are duly elected and qualified;

2. To authorize the Board of Directors to do a consolidation of its shares capital (reverse split), should it decide it is in the best interest of the Company, in a ratio of 10:1.

3. To approve an amendment to the Company's Certificate of Incorporation to change its name from Global Biotech Corp. to Purthanol Resources Limited

ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON October 3, 2013 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF THE PROPOSAL. MEMBERS OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S 154,473,890 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSALS HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY.

BY ORDER OF THE BOARD OF DIRECTORS

LEONARD STELLA, CEO, DIRECTOR

Montreal, Quebec

October 3, 2013

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the record date of corporate action to be taken pursuant to the affirmative vote of the majority of common stock outstanding at the record date. Pursuant to the acceptance by the shareholders of the majority of the common shares outstanding and in the case of the election of directors the plurality of the shares present at the meeting, the company is expected to act upon certain corporate matters outlined in this information statement, which action is expected to take place during October 2013, consisting of (1) the election of directors; (2) the authorization to the Board of Directors, that has decided that it is in the best interest of the Company to do so, to consolidate the share capital by a ratio of between 10:1 (3) approve the corporate name change to Purthanol Resources Limited

WHO IS ENTITLED TO VOTE?

Each outstanding share of common stock as of record on the close of business on the record date, October 3, 2013, will be entitled to notice of each matter to be voted upon; however, a principal shareholder of the Company will hold in excess of fifty percent (50%) of the Company's 154,473,890 issued and outstanding shares of common stock and has indicated that it will vote in favor of the proposals. Under Delaware corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of 50.01% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the proposals is required. As per Section 14 of the Securities Exchange Act of 1934, Global Biotech Corp. will mail to all shareholders of record the information set forth in this Information Statement.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE ON?

1. To elect the directors, each to serve until the next annual meeting of the Company's shareholders or until their successors are duly elected and qualified.

2. To authorize the Board of Directors to do a consolidation of its share capital (reverse split), in a ratio of 10:1, should it decide it is in the best interest of the Company and its shareholders.

3. To approve an amendment to the Company's Certificate of Incorporation to change its name from Global Biotech Corp. to Purthanol Resources Limited.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

ELECTION OF DIRECTORS.

For the election of directors, the affirmative vote of a plurality of the votes of the shares present at the meeting.

TO GIVE THE AUTHORIZATION TO THE BOARD OF DIRECTORS TO CONSOLIDATE THE SHARE CAPITAL BY A RATIO OF 10:1 and TO CHANGE OUR CORPORATE NAME

For the above-mentioned proposals, the affirmative vote of a majority of the shares of common stock, outstanding on the record date, will be required for approval.

As of October 3, 2013, other than the persons identified below, no person owned beneficially more than five percent (5%) of the Company's common stock.

There are no other classes or series of capital stock outstanding. As of October 3, 2013, the Company had 154,473,890 shares of common stock outstanding.

COMMON STOCK BENEFICIALLY OWNED

NAME/ADDRESS NUMBER OF SHARES PERCENT

Purthanol International 70,000,000 45.32%

1 Rideau St Suite 700

Ottawa, Ont, Canada K1N 8S7

DIRECTORS AND EXECUTIVE OFFICERS

The following table presents certain information regarding the beneficial ownership of all shares of common stock at October 3,2013 for each executive officer and director of the Company. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of October 3, 2013 the Company had 154,473,890 shares of common stock outstanding.

NAME AND ADDRESS NUMBER PERCENT

Leonard Stella (1) 2,441,724 1.58%

2711 Centreville Rd suite 400

Wilmington, Delaware 19808

All Officers and Directors as a Group 2,441,724 1.58%

(1) All Officers and Directors use the corporate address

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We are not aware of any other instances for the most recent fiscal year when an executive officer, director or owner of more than ten percent (10%) of the outstanding shares of common stock failed to comply with reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

PROPOSAL 1 - ELECTION OF DIRECTORS

DIRECTORS STANDING FOR ELECTION

The Board of Directors of the Company currently consists of four seats. Each director hold office until the first annual meeting of shareholders following their election or appointment and until their successors have been duly elected and qualified. At present, the Company's bylaws require no fewer than one director. Upon the election of the nominated slate of directors, there will be no vacancies on the Board of Directors.

The Board of Directors has nominated the following for election as directors. The nominees for directors have previously served as members of the Board of Directors of the Company and have consented to serve such term.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS:

Leonard Stella, Age 52- Appointed to the Board on July 3, 2013

Louis Pharand, Age 59- Appointed to the Board on September 3, 2013

Yehuda Kops, Age 59- Appointed to the Board July 3, 2013

Gilles, Lamarre, Age 65 - Appointed to the Board August, 5, 2007

Leonard Stella- CEO and Director

Mr. Stella has a Bachelor of Arts from McGill University, and received his Graduate Diploma in Administration from Concordia University in 1986. In 1987 Mr. Stella founded and operated a residential and commercial property developer, Dominion City Developments. In 1991, he founded Trans-Immobilia, a residential property company. In 1997 he became the principal founding partner and Chief Executive Officer of Millenia Hope Inc, which he ran until 2010. In 2010 he became involved with Global as its head of development and strategic planning, given his expertise in M & A and keen eye in identifying scientific technologies, and in July 2013 its CEO and a Director.

Louis Pharand – President and Director

Mr. Louis Pharand is currently the president of Purthanol Ltd. and the moving force behind the implementation of the Purthanol process, worldwide. Mr. Pharand has been the presidential pilot for H.E.M. Marc Ravalomanana of Madagascar and has worked alongside the Chief of Staff to the President, as a consultant for foreign delegations and corporations looking to do business in Madagascar and other countries. Mr. Pharand also has an expertise in providing security to heads of states. Mr Pharand is presently active in the coordination and implementation of several projects, primarily Purthanol, through his many contacts in the business world. His ability to implement programs and to communicate directly with heads of states and international business people have created an infrastructure to make this venture a success. In September 2013 he became Global’s President and a Director.

Yehuda Kops- CFO and Director

Bachelor of Commerce (distinction) - McGill University (1974), Diploma in Management McGill (1976). In 1976 he received his Chartered Accountancy degree from the Order of Chartered Accountants of Canada. From 1978 until 1999, Mr. Kops practiced in public accounting, running his own firm specializing in accounting and finance, for small and medium sized enterprises. In 1999 he joined Millenia as their chief internal accountant and became Chief Operating Officer, until 2010. In 2010 he became the comptroller and main financial resource of Global Biotech. In July 2013 he became its CFO and a Director

Gilles Lamarre – Vice President and Director

Mr. Lamarre, age 65, began his career as a Box Office Manager at Expo 67 (Garden of Stars). In 1969 he joined the National Arts Centre where in 1975 he developed the first computerized subscription/season ticketing system in North America. In 1984, he made the transition to the private sector by co-founding Uniticket to service the Ottawa/Hull Region. Uniticket processed over 1.5 million tickets each year and was sold to Ticketmaster Canada Inc. in 1988. He also co-founded and developed Ticketnet Corporation in 1984, a major new national network for ticketing and shared-resource box office management, which was subsequently sold to AMR in 1986. Mr. Lamarre has acted as a consultant/advisor to a number of Canadian corporations in the development and implementation of leading edge technology and business development. More recently, he fulfilled several executive functions with Comnetix, a leading provider of technology to law enforcement agencies. He then became a Board member and a member of their Audit and Compensation committees and resigned in early 2006 to concentrate his efforts on developing a new venture related to weight loss programs and products. He is currently the President and CEO of Wykanta International Ltd., a company engaged in the production and sale of nutraceutical products. As Vice President of the Company, Mr. Lamarre is responsible for assisting the President with the general oversight of the Company, its operations and its communications with its shareholders. He will devote all the time necessary as an employee working for the Company as Vice President and a Director, which he became in August 2007.

MEETINGS

During the Company's fiscal year ending November 30, 2012, the Board of Directors met on 1 occasion. All the directors, who were a part of the Board of Directors during the fiscal year, attended that meeting of the Board, during their tenure.

None of the directors or officers is an adverse party to any proceeding of Global Biotech Corp.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described under the heading "Executive Compensation" there are no material transactions with any of our directors, officers or control persons that have occurred during the last fiscal year.

COMPENSATION OF DIRECTORS

The Board of Directors has not received compensation for acting as a director

EXECUTIVE COMPENSATION

The following table shows all the cash compensation paid by the Company, as well as certain other compensation paid or accrued, during the fiscal years ended November 30, 2010, 2011, 2012, to the Company's named executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to any executive officer during these fiscal years.

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION
LONG-TERM COMPENSATION

Name, Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)
Leonard Stella, CEO, Director	2010	$0	0	0	0
	2011	$307,500	0	0	0
	2012	$75,000	0	0	0
Yehuda Kops, CFO, Director	2010	$0	0	0	0
	2011	$307,500	0	0	0
	2012	$75,000	0	0	0

No other Officer received any sort of Compensation in 2010, 2011 or 2012

COMMITTEES OF THE BOARD OF DIRECTORS

We do not currently have a Nominating, Audit or Compensation Committee. The Board does not believe that it is necessary to have a Nominating Committee because it believes that the functions of a Nominating Committee can be adequately performed by its Board of Directors.

NOMINATING COMMITTEE

The Company does not have a separately designated standing nominating committee or a committee performing similar functions. The entire Board of Directors of the Company acts as the nominating committee and selects candidates to stand for election as members of the Board of Directors.

The Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrates an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct. The Committee also examines a candidate's specific experiences and skills, time availability, potential conflicts of interest and independence from management and the Company. Candidates may be identified through various means including by asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above, by the retention of third party consultants to assist in this process, and by considering director candidates recommended by shareholders although no formal procedures for submitting names of candidates has been adopted. In considering candidates, the Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Committee may also take into consideration other factors it determines to be relevant, such as the number of shares held by a recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Committee, a shareholder must submit the recommendation in writing and must include the name of the shareholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership, and the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected and nominated. The shareholder recommendation and information must be sent to Global Biotech Corp. Once a potential candidate has been identified, the Committee may collect and review information regarding the candidate to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, personal contact with the candidate may be made and further review of the candidate's accomplishments, qualifications and willingness to serve may be undertaken and compared to other candidates. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration other factors, such as the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Shareholder Communications with Directors

The Board of Directors recommends that stockholders initiate any communications with the Board in writing and send them in care of the Chief Financial Officer (CFO). Stockholders can send communications by fax to (855)-630-9599 or by mail to Global Biotech Corp., 2711 Centreville Rd Suite 400, Wilmington, Delaware 19808.

This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the CFO to forward such correspondence only to the intended recipients; however, the Board has also instructed the CFO, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

PROPOSAL 2: Consolidation of its share capital (reverse split)

To authorize the Board of Directors to do a consolidation of its share capital (reverse split), in a ratio of 10:1, should it decide it is in the best interest of the Company and its shareholders.

There are certain advantages and disadvantages of voting for the reverse split:

The advantages include:

This will mean that if the consolidation of its share capital (reverse split) is approved there will be fewer common shares of the corporation outstanding. Fewer outstanding issued shares will give us the potential for a higher E.P.S., and consequently, we expect, a higher stock price, once we are listed for trading. Management and the Board of Directors believe that fewer shares, with a higher trading share price will create more credibility for the company and consequently will facilitate the raising of capital if needed which will permit the implementation of new projects in order to create more value for all shareholders.

The disadvantages include:

A reduced number of shares held by our existing shareholders. If our shares do not maintain a price that is higher than prior to this reverse split, the existing shareholders would have less value. At present, the Company has no plans to issue any of the additional shares that would become available as a result of a reverse split. The Company will round up any fractional shares to the next whole integer. Shareholders would retain any odd lots as their shareholdings of Global Biotech Corp. and the Company will not be paying any cash in lieu of odd lots.

PROPOSAL 3 -APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The amendment to the Company's Certificate of Incorporation, to change the corporate name from Global Biotech Corp. to Purthanol Resources Limited, shall be filed with the Delaware Secretary of State so that the first paragraph of Article IV of the Certificate of Incorporation shall be as follows:

The name of the Corporation is: Purthanol Resources Limited

We feel that the new proposed corporate name, as opposed to our current one, more properly reflects the business areas that we want to be in.

DESCRIPTION OF SECURITIES COMMON STOCK

The current authorized capital stock of the Company consists of 260,000,000 shares of common stock and 80,000,000 shares of preferred stock, par value $0.0001 per share. As of October 3, 2013 the Company had 154,473,890 shares of common stock and no shares of preferred stock issued and outstanding. Each share of the Company's common stock entitles the holder to one vote on each matter submitted to a vote of shareholders, including the election of directors.

There is no cumulative voting. The holders of the Company's common stock are entitled to receive rateably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore. Holders of the Company's common stock have no pre-emptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the Company's common stock. In the event of liquidation, dissolution or winding up the Company, the holders of common stock are entitled to share rateably in all assets remaining after payment of liabilities. Additional information can be found in our Certificate of Incorporation and our Bylaws, which were filed as exhibits to our registration statement on Form SB-2 filed with the SEC on October 19, 2000.

OPTIONS, WARRANTS, OTHER CONVERTIBLE SECURITIES

OPTIONS

There are no outstanding options.

WARRANTS

There are no outstanding warrants.

TRANSFER AGENT AND REGISTRAR

The Company's transfer agent is:

Pacific Stock Transfer Agency

4045 South Spencer St Suite 403

Las Vegas, Nevada 89119

Its telephone number is (702)-361-3033

INDEPENDENT ACCOUNTANTS

The firm of Chang G. Park CPA served as our Company's independent accountants for the fiscal year ended November 30, 2012 in connection with the audit.

AUDIT FEES

The aggregate fees billed for professional services rendered was $15,000 for the audit of the Company's annual financial statement for the year ended November 30, 2012 and reviews of its interim financial statements.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

For the fiscal year ended November 30, 2012 there were $-0- in fees billed for professional services by the Company's independent auditors rendered in connection with, directly or indirectly, operating or supervising the operation of its information system or managing its local area network.

ALL OTHER FEES

There was $0 in fees billed for other services by the principal accountant for the fiscal year ended November 30, 2012.

ADDITIONAL INFORMATION

INCORPORATION BY REFERENCE

Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company's Annual Report on Form 10-K for the year ended November 30, 2012.

AVAILABILITY OF FORM 10-K

A copy of our annual Report on Form 10-K for the fiscal year ended November 30, 2012, which has been filed with the Securities and Exchange Commission, including the financial statements, will be provided without charge to any Stockholder or beneficial owner of our Common Stock upon written request to Yehuda Kops, Chief Financial Officer,

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Leonard Stella

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Leonard Stella, CEO

Montreal, Quebec

October 3, 2013